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                                                                    Exhibit 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 of Charter Communications Holdings, LLC and Charter Communications Holding Capital Corporation, of our report dated January 6, 2000, relating to the combined financial statements of InterMedia Cable Systems which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California
February 8, 2001